                                                                EXHIBIT EX-99.i



                                 Law Offices of
                      Paul, Hastings, Janofsky & Walker LLP
       A Limited Liability Partnership Including Professional Corporations
                              345 California Street
                      San Francisco, California 94104-2635
                            Telephone (415) 835-1600
                            Facsimile (415) 217-5333
                         INTERNET: www.paulhastings.com



                                                  November 27, 2001



Matthews International Capital Management, LLC
456 Montgomery Street, Suite 1200
San Francisco, California 94104-1245

Re:  Matthews Asian Funds (the "Registrant")

Ladies and Gentlemen:

     We hereby consent to the continued use in the Registrant's Registration Statement, until its withdrawal, of our opinion (the "Prior Opinion") respecting the legality of the shares of beneficial interest for the following series of Matthews Asian Funds: Matthews Growth and Income Fund, Matthews Asian Technology Fund, Matthews China Fund (formerly named Matthews Dragon Century China Fund), Matthews Japan Fund, Matthews Korea Fund and Matthews Pacific Tiger Fund.

     The Prior Opinion was filed as an exhibit to Post-Effective Amendment No. 13 filed with the Securities and Exchange Commission on December 20, 1999.

                                         Very truly yours,


                                         Paul, Hastings, Janofsky & Walker LLP